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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of CoreStates Financial Corp for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated
February 7, 1995, with respect to the consolidated financial statements of year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                              /s/ Ernst & Young LLP
                                              Ernst & Young LLP

Philadelphia, Pennsylvania
February 9, 1996

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